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                           LOOMIS, SAYLES & CO., L.P.

                                 Code of Ethics


                         Policy on Personal Trading and
                               Related Activities
                           by Loomis Sayles Personnel


                                   EFFECTIVE:
                                January 14, 2000

                                   AS AMENDED:
                                 January 1, 2003

                                  March 1, 2004

                                 January 1, 2005


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                           LOOMIS, SAYLES & CO., L.P.

                                 Code of Ethics


                         Policy on Personal Trading and
                               Related Activities

1.   INTRODUCTION

     This Code of Ethics ("Code") has been adopted by Loomis, Sayles & Co., L.P. ("Loomis Sayles") to govern personal trading in securities and related activities of those individuals whom have been deemed Access Persons thereunder, and under certain circumstances, those Access Persons' family members and others in a similar relationship to them.

     The policies in this Code reflect Loomis Sayles' desire to detect and prevent not only situations involving actual or potential conflicts of interest or unethical conduct, but also those situations involving even the appearance of these.

2.   STATEMENT OF GENERAL PRINCIPLES

     It is the policy of Loomis Sayles that no Access Person as defined under the Loomis Sayles' Code, (please note that Loomis Sayles treats all employees as Access Persons) shall engage in any act, practice or course of conduct that would violate the Code, the fiduciary duty owed by Loomis Sayles and its personnel to Loomis Sayles' clients, Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 there under. The fundamental position of Loomis Sayles is, and has been, that it must at all times place the interests of its clients first. Accordingly, your personal financial transactions (and in some cases, those of your family members and others in a similar relationship to you) and related activities must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of your position of trust and responsibility.

     Without limiting in any manner the fiduciary duty owed by Loomis Sayles to its clients, it should be noted that Loomis Sayles considers it proper that purchases and sales be made by Access Persons in the marketplace of securities owned by Loomis Sayles' clients, provided that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in the Code. In making personal investment decisions, however, you must exercise extreme care to ensure that the provisions of the Code are not violated and under no circumstances, may an Access Person use the knowledge of Covered Securities purchased or sold by any client of Loomis Sayles or Covered Securities being considered for purchase or sale by any client of Loomis Sayles to profit personally, directly or indirectly, by the market effect of such transactions.

     Improper trading activity can constitute a violation of the Code. The Code can also be violated by your failure to file required reports, by making inaccurate or misleading reports or statements concerning trading activity, or by opening an account with a non-Select Broker.

     It is not intended that these policies will specifically address every situation involving personal

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trading. These policies will be interpreted and applied, and exceptions and amendments will be made, by Loomis Sayles in a manner considered fair and equitable, but in all cases with the view of placing Loomis Sayles' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate you from scrutiny of, and sanctions for, securities transactions which indicate an abuse of Loomis Sayles' fiduciary duty to any of its clients.

     You are encouraged to bring any questions you may have about the Code to Personal Trading Compliance. Please do not guess at the answer.

     Personal Trading Compliance, the Chief Compliance Officer and the Ethics Committee will review the terms and provisions of the Code at least annually and make amendments as necessary. Any amendments to the Code will be provided to you.

     3.   A FEW KEY TERMS

     Boldfaced terms have special meaning in this Code. The application of a particular Code requirement to you may hinge on the elements of the definition of these terms. See the Glossary at the end of this Code for definitions of these terms. In order to have a basic understanding of the Code, however, you must have an understanding of the terms "Covered Security", "Beneficial Ownership" and "Investment Control" as used in the Code.

     3.1  Covered Security

     This Code generally relates to transactions in and ownership of an investment that is a Covered Security. Currently, this means any type of equity or debt security (such as common and preferred stocks, and corporate and government bonds or notes), any equivalent (such as ADRs), any derivative, instrument representing, or any rights relating to, a Covered Security, and any closely related security (such as certificates of participation, depository receipts, put and call options, warrants, and related convertible or exchangeable securities and securities indices). Shares of closed-end funds, municipal obligations and securities issued by agencies and instrumentalities of the U.S. government (e.g. GNMA obligations) are also considered Covered Securities under the Code.

     Additionally, the shares of any investment company that is registered under the Investment Company Act that is advised, sub-advised, or distributed by Loomis Sayles, and those investment companies that are advised, sub-advised, or distributed by any affiliated investment adviser within the IXIS organization (e.g. IXIS Asset Management Advisers, Harris Associates, Hansberger, etc.) ("Reportable Funds") are deemed to be Covered Securities for purposes of certain provisions of the Code. Reportable Funds include any closed-end funds but exclude money market funds. A current list of Reportable Funds is attached as Exhibit One and will be maintained on the firm's intranet site under the Legal and Compliance page.

     All Access Persons are expected to comply with the spirit of the Code, as well as the specific rules contained in the Code. Therefore, while the list of Reportable Funds is subject to change, it is ultimately the responsibility of all Access Persons to determine whether or not an investment company or mutual fund is advised, sub-advised, or distributed by Loomis Sayles or advised, sub-advised, or distributed by an IXIS investment adviser prior to investing in such a fund to ensure that you comply with all aspects of the Code regarding your investment in a Reportable Fund.

     Please see Exhibit Two for the application of the Code to a specific Covered Security or instrument.

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     It should be noted that private placements, hedge funds and investment pools are deemed to be Covered Securities for purposes of the Code whether or not advised, sub-advised, or distributed by Loomis Sayles or an IXIS investment adviser. Investments in such securities are discussed under sections 4.14 and 5.2.

     3.2  Beneficial Ownership

     The Code governs any Covered Security in which you have any direct or indirect "Beneficial Ownership." Beneficial Ownership for purposes of the Code means a direct or indirect "pecuniary interest" that is held or shared by you directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a Covered Security. The term "pecuniary interest" in turn generally means your opportunity directly or indirectly to receive or share in any profit derived from a transaction in a Covered Security, whether or not the Covered Security or the relevant account is in your name and regardless of the type of account (i.e. brokerage account, direct account, or retirement plan account). Although this concept is subject to a variety of U.S. Securities and Exchange Commission (the "SEC") rules and interpretations, you should know that you are presumed under the Code to have an indirect pecuniary interest as a result of:

     .    ownership of a Covered Security by your spouse or minor children;

     . ownership of a Covered Security by a live-in partner who shares your household and combines his/her financial resources in a manner similar to that of married persons;

     . ownership of a Covered Security by your other family members sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

     . your share ownership, partnership interest or similar interest in Covered Securities held by a corporation, general or limited partnership or similar entity you control;

     . your right to receive dividends or interest from a Covered Security even if that right is separate or separable from the underlying securities;

     . your interest in a Covered Security held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal); and

     . your right to acquire a Covered Security through the exercise or conversion of a "derivative Covered Security."

Explanatory Note:

               Any account of an Access Person, even if also a client account of the firm, will be subject to the Code as an account in which an Access Person has Beneficial Ownership.

     Please see Exhibit Three to this Code for specific examples of the types of interests and accounts subject to the Code.

     3.3  Investment Control

     The Code governs any Covered Security in which you have direct or indirect "Investment

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Control." The term Investment Control encompasses any influence (i.e., power to manage, trade, or give instructions concerning the investment disposition of assets in the account or to approve or disapprove transactions in the account), whether sole or shared, direct or indirect, you exercise over the account or Covered Security.

     You should know that you are presumed under the Code to have Investment Control as a result of having:

          . Investment Control (shared) over your personal brokerage account(s)

          . Investment Control (shared) over an account(s) in the name of your spouse or minor children, unless, you have renounced an interest in your spouse's assets (subject to the approval of Personal Trading Compliance)

          . Investment Control (shared) over an account(s) in the name of any family member, friend or acquaintance

          .    Involvement in an Investment Club

          .    Trustee power over an account(s)

          . The existence and/or exercise of a power of attorney over an account

     Please see Exhibit Three to this Code for specific examples of the types of interests and accounts subject to the Code.

     3.4  Maintaining Personal Accounts

          All Access Persons who have personal accounts that hold or can hold Covered Securities in which they have direct or indirect Investment Control and Beneficial Ownership are required to maintain such accounts at one of the following firms: Charles Schwab, Fidelity Investments, Merrill Lynch or TD Waterhouse (collectively, the "Select Brokers"). Additionally, an Access Person may only purchase and hold shares of Reportable Funds through either a Select Broker, directly from the Reportable Fund through its transfer agent, or through one or more of Loomis Sayles' retirement plans.

          Accounts in which the Access Person only has either Investment Control or Beneficial Ownership; certain retirement accounts with an Access Person's prior employer; and/or the retirement accounts of an Access Person's spouse may be maintained with a firm other than the Select Brokers with the approval of Personal Trading Compliance or the Chief Compliance Officer.

4.   SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING

     The following are substantive prohibitions and restrictions on your personal trading and related activities. In general, the prohibitions set forth below relating to trading activities apply to accounts holding Covered Securities in which an Access Person has Beneficial Ownership and Investment Control.

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     4.1  Preclearance

     Each Access Person must pre-clear through the iTrade Preclearance System ("iTrade System") all Volitional transactions in Covered Securities (including Reportable Funds) (i.e. transactions in which the Access Person has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold) and all transactions in closed-end mutual funds regardless of whether or not the fund is a Reportable Fund in which he or she has Investment Control and in which he or she has or would acquire Beneficial Ownership. Limited exceptions to the preclearance requirement are set forth in Exhibit Four.

Explanatory Note:   Fixed income transactions, short sales, warrants and options transactions in Covered Securities must be manually pre-cleared by Personal Trading Compliance or the Chief
                    Compliance Officer since the iTrade System cannot currently handle such transactions. Initial and secondary public offerings, private placements transactions, including hedge funds whether or not they are advised, sub-advised, or distributed by Loomis Sayles or an IXIS investment adviser.
                    Participation in investment clubs and private pooled vehicles require special preclearance as detailed under Sections 4.13, 4.14 and 5.2 of the Code.

     Any transaction approved pursuant to the preclearance request procedures must be executed by the end of the trading day on which it is approved unless Personal Trading Compliance or the Chief Compliance Officer, or designee thereof, extends the pre-clearance for an additional trading day. If the Access Person's trade has not been executed by the end of the same trading day (or the next trading day in the case of an extension), the "preclearance" will lapse and the Access Person may not trade without again seeking and obtaining preclearance of the intended trade.

     Preclearance requests can only be submitted through iTrade and/or to Personal Trading Compliance Monday - Friday from 9:30am-4:00pm Eastern Standard Time.

     If after preclearance is given and before it has lapsed, an Access Person becomes aware that a Covered Security as to which he or she obtained preclearance has become the subject of a buy or sell order or is being considered for purchase or sale for a client account, the Access Person who obtained the preclearance must consider the preclearance revoked. If the transaction has already been executed before the Access Person becomes aware of such facts, no violation will be considered to have occurred as a result of the Access Person's transactions.

     If an Access Person has actual knowledge that a requested transaction is nevertheless in violation of this Code or any provision thereof, approval of the request will not protect the Access Person's transaction from being considered in violation of the Code. The Chief Compliance Officer or Personal Trading Compliance may deny or revoke preclearance for any reason that is deemed to be consistent with the spirit of the Code.

     4.2  Good Until Canceled and Limit Orders

     No Access Person shall place a "good until canceled," "limit" or equivalent order with his/her broker except that a Access Person may utilize a "day order with a limit" so long as the transaction is consistent with provisions of this Code, including the preclearance procedures. All orders must expire at the end of the trading day on which they are pre-cleared unless otherwise extended by Personal Trading Compliance.

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     4.3  Short Term Trading Profits

     No Access Person may profit from the Volitional purchase and sale, or conversely the Volitional sale and purchase, of the same or equivalent Covered Security (including Reportable Funds) within 60 calendar days. Hardship exceptions may be requested (in advance) from Personal Trading Compliance or the Chief Compliance Officer.

     An Access Person may sell a Covered Security (including Reportable Funds) or cover an existing short position at a loss within 60 calendar days. Such request must be submitted to the iTrade System and to Personal Trading Compliance for approval because the iTrade System does not have the capability to determine whether the Covered Security will be sold at a gain or a loss.

     4.4  Restrictions on Round Trip Transactions in Reportable Funds

     In addition to the 60 day holding period requirement for purchases and sales of Reportable Funds, with the exception of closed-end Reportable Funds, an Access Person is prohibited from purchasing, selling and then re-purchasing shares of the same Reportable Fund within a 90 day period ("Round Trip" restriction). The Round Trip restriction does not limit the number of times an Access Person can purchase a Reportable Fund or sell a Reportable Fund during a 90 day period. In fact, subject to the holding period requirement described above, an Access Person can purchase a Reportable Fund (through one or multiple transactions) and can liquidate their position in that fund (through one or several transactions) during a 90 day period. However, an Access Person cannot then reacquire a position in the same Reportable Fund previously sold within the same 90 day period.

     The Round Trip restriction will only apply to Volitional transactions in Reportable Funds. Therefore, shares of Reportable Funds acquired through a dividend reinvestment or dollar cost averaging program, and automatic monthly contributions to the firm's 401K plan will not be considered when applying the Round Trip restriction.

     Finally, all Volitional purchase and sale transactions of Reportable Funds, in any share class and in any employee account (i.e., direct account with the Reportable Fund, Select Broker account, 401K account, etc.) will be matched for purposes of applying the Round Trip restriction.

     4.5  Futures and Related Options

     No Access Person shall use derivatives including futures, options on futures, or options or warrants on a Covered Security to evade the restrictions of the Code. In other words, no Access Person may use derivative transactions with respect to a Covered Security if the Code would prohibit the Access Person from taking the same position directly in the Covered Security.

     4.6  Short Sales

     No Access Person may purchase a put option, sell a call option, sell a Covered Security short or otherwise take a short position in a Covered Security then being held in a Loomis Sayles client account, unless, in the cases of the purchase of a put or sale of a call option, the option is on a broad based index.

     4.7  Competing with Client Trades

     Except as set forth in Section 4.9, an Access Person may not, directly or indirectly, purchase or sell a Covered Security (Reportable Funds are not subject to this rule.) when the Access Person

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knows, or reasonably should have known, that such Covered Securities transaction competes in the market with any actual or considered Covered Securities transaction for any client of Loomis Sayles, or otherwise acts to harm any Loomis Sayles client's Covered Securities transactions.

     Generally preclearance will be denied if:

          . a Covered Security or a closely related Covered Security is the subject of a pending "buy" or "sell" order for a Loomis Sayles client until that buy or sell order is executed or withdrawn.

          . the Covered Security is being considered for purchase or sale for a Loomis Sayles client, until that security is no longer under consideration for purchase or sale.

          . the Covered Security is on the Loomis Sayles "Restricted List" or "Concentration List" (or such other trading restriction list as Loomis Sayles, may from time to time establish).

For those transactions pre-cleared through the iTrade System, such system will have the information necessary to deny preclearance if any of these situations apply. Therefore, you may assume the Covered Security is not being considered for purchase or sale for a client account unless you have actual knowledge to the contrary in which case, the preclearance you received is null and void. For Covered Securities requiring manual preclearance (i.e. bonds, futures, options, warrants and short sales of Covered Securities), the applicability of such restrictions will be determined by Personal Trading Compliance upon the receipt of the preclearance request.

     4.8  Investment Person Seven-Day Blackout

     Except as set forth in Section 4.9 below, no Investment Person shall, directly or indirectly, purchase or sell any Covered Security (Reportable Funds are not subject to this rule.) within a period of seven (7) calendar days (trade date being day zero) before and after the date that a Loomis Sayles client, with respect to which he or she is an Investment Person, has purchased or sold such Covered Security. It is ultimately the Investment Person's responsibility to understand the rules and restrictions of the Code and to know what Covered Securities are being traded in his/her client(s) account(s) or any account(s) with which he/she is associated.

Explanatory Note:

                    The "seven days before" element of this restriction is based on the premise that an Investment Person can normally be expected to know, when he or she is effecting a personal trade, whether any client as to which he or she is designated an Investment Person has traded, or will be trading in the same Covered Security within seven days of the Investment Person's trade. Furthermore, an Investment Person has a fiduciary obligation to recommend and/or effect suitable and attractive trades for clients regardless of whether such trades may cause a prior personal trade to be considered an apparent violation of this restriction. It would constitute a breach of fiduciary duty and a violation of this Code to delay or fail to make any such recommendation or transaction in a client account in order to avoid a conflict with this restriction.

                    It is understood that there maybe particular circumstances (i.e. news on an issuer, a client initiated liquidation, subscription or rebalancing) that may occur after an Investment Person's personal trade which gives rise to an opportunity or necessity for his or her client to

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                    trade in that Covered Security which did not exist or was
                    not anticipated by that person at the time of that person's personal trade. Personal Trading Compliance or the Chief Compliance Officer, will review any extenuating circumstances which may warrant the waiving of any remedial actions in a particular situation involving an inadvertent violation of this restriction.

     4.9  Large Cap/De Minimis Exemption

     An Access Person who wishes to make a trade in a Covered Security that would otherwise be denied preclearance solely because the Covered Security is under consideration or pending execution for a client as provided in Section 4.7 or an Investment Person who wishes to make a trade in a Covered Security that would otherwise be denied preclearance solely because either the Covered Security is under consideration or pending execution for a client as provided in
Section 4.7 or because such transaction would violate the Investment Person Seven Day Blackout Restriction set forth in Section 4.8 above, will nevertheless receive preclearance provided that:

          . The issuer of the Covered Security in which the Access Person wishes to transact has a market capitalization exceeding U.S. $5 billion (a "Large Cap Security"), AND

          . The aggregate amount of the Access Person's transactions in that Large Cap Security on that day across all personal accounts does not exceed $10,000 USD.

     Such transactions will be subject to all other provisions of the Code

     4.10 Research Analyst Three-Day Blackout Before a Recommendation

     During the three (3) business day period before a Research Analyst issues a Recommendation on a Covered Security, that Research Analyst may not purchase or sell that Covered Security.

     Explanatory Note:

                    It's understood that there may be particular circumstances such as a news release, change of circumstance or similar event that may occur after a Research Analyst's personal trade which gives rise to a need, or makes it appropriate, for a Research Analyst to issue a Recommendation on said Covered Security. A Research Analyst has an affirmative duty to make unbiased Recommendations and issue reports, both with respect to their timing and substance, without regard to his or her personal interest. It would constitute a breach of a Research Analyst's fiduciary duty and a violation of this Code to delay or fail to issue a Recommendation in order to avoid a conflict with this restriction.

                    Personal Trading Compliance or the Chief Compliance Officer, will review any extenuating circumstances which may warrant the waiving of any remedial sanctions in a particular situation involving an inadvertent violation of this restriction.

     4.11 Access Person Seven-Day Blackout After Recommendation Change

     During the seven (7) day period after a Recommendation is issued for a Covered Security, no Access Person may purchase or sell that Covered Security. A request to pre--clear a transaction in a Covered Security will be denied if there has been a Recommendation issued for such Covered Security during the past seven (7) days.

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     4.12 Hedge Fund Team Restrictions

     Due to the unique trading practices and strategies associated with hedge funds, a hedge fund team member (i.e., any Investment Person for a hedge fund) is prohibited from trading Covered Securities in their personal brokerage accounts that are eligible investments for the hedge fund with which he/she is associated. Hedge fund team members must therefore, contact Personal Trading Compliance for special preclearance approval prior to executing any personal securities transactions.

     4.13 Initial and Secondary Public Offerings

Investing in Initial and Secondary Public Offerings of Covered Securities is prohibited unless such opportunities are connected with your prior employment compensation (i.e. options, grants, etc.) or your spouse's employment compensation. No Access Person may, directly or indirectly, purchase any Covered Security sold in an Initial or Secondary Public Offering without obtaining prior written approval from the Chief Compliance Officer.

     4.14 Private Placement Transactions

     No Access Person may, directly or indirectly, purchase any Covered Security offered and sold pursuant to a Private Placement Transaction without obtaining prior written approval from the Chief Compliance Officer. A request for an approval form for a private placement investment can be obtained by contacting Personal Trading Compliance.

Explanatory Note:

          If you have been authorized to acquire a Covered Security in a Private Placement Transaction, you must disclose to Personal Trading Compliance if you are involved in a client's subsequent consideration of an investment in the issuer of the Private Placement, even if that investment involves a different type or class of Covered Security. In such circumstances, the decision to purchase securities of the issuer for a client must be independently reviewed by an Investment Person with no personal interest in the issuer.

     The purchase of additional shares or the subsequent sale of an approved Private Placement Transaction does not require preclearance provided there are no publicly traded Covered Securities in the corporation, partnership or limited liability company whose shares the Access Person owns. However, if the issuer of the Private Placement has publicly traded Covered Securities, then the sale of such Private Placements must be pre-cleared with Personal Trading Compliance. Further, additional purchases and any subsequent sales of an approved private placement, regardless of whether or not the issuer is publicly traded, must be reported quarterly and annually as detailed in Section 6 of the Code.

     4.15 Exemptions Granted by the Chief Compliance Officer

     Subject to applicable law, the Chief Compliance Officer may from time to time grant exemptions, other than or in addition to those described in Exhibit Four, from the trading restrictions, preclearance requirements or other provisions of the Code with respect to particular individuals such as non-employee directors, consultants, temporary employee, intern or independent contractor, and types of transactions or Covered Securities, where in the opinion of the Chief Compliance Officer, such

                                      -10-
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an exemption is appropriate in light of all the surrounding circumstances.

5.   PROHIBITED OR RESTRICTED ACTIVITIES

     5.1  Public Company Board Service and Other Affiliations

     To avoid conflicts of interest, inside information and other compliance and business issues, the firm prohibits Access Persons from serving as officers or members of the board of any publicly traded entity. This prohibition does not apply to service as an officer or board member of any parent subsidiary of the firm.

     In addition, in order to identify potential conflicts of interests, compliance and business issues, before accepting any service, employment, engagement, connection, association, or affiliation in or within any enterprise, business or otherwise, (herein after, collectively outside activity(ies)), an Access Person must obtain the advance written approval of Personal Trading Compliance or the Chief Compliance Officer and the applicable Access Person's supervisor or other appropriate member of senior management.

     A request form for approval of such Outside Activities can be obtained by contacting Personal Trading Compliance. In determining whether to approve such Outside Activity, Personal Trading Compliance or the Chief Compliance Officer will consider whether such service will involve an actual or perceived conflict of interest with client trading, place impediments on Loomis Sayles' ability to trade on behalf of clients or otherwise materially interfere with the effective discharge of Loomis Sayles' or the Access Person's duties to clients.

     5.2  Participation in Investment Clubs and Private Pooled Vehicles

     No Access Person shall participate in an investment club or invest in a hedge fund, or similar private organized investment pool (but not an SEC registered open-end mutual fund) without the express permission of Personal Trading Compliance or the Chief Compliance Officer, whether or not the investment vehicle is advised, sub-advised or distributed by Loomis Sayles or an IXIS investment adviser.

6.   REPORTING REQUIREMENTS

     6.1 Initial Holdings Reporting, Account Disclosure and Acknowledgement of Code

     Within 10 days after becoming an Access Person, each Access Person must file with Personal Trading Compliance, a report (by paper) of all Covered Securities holdings (including holdings of Reportable Funds) in which such Access Person has Beneficial Ownership or Investment Control. The information contained therein must be current as of a date not more than 45 days prior to the individual becoming an Access Person.

     Additionally, within 10 days of becoming an Access Person, such Access Person must report all brokerage or other accounts that hold or can hold Covered Securities in which the Access Person has Beneficial Ownership or Investment Control. The information must be as of the date the person became an Access Person. An Access Person can satisfy these reporting requirements by providing Personal Trading Compliance with a current copy of his or her brokerage account or other account statements, which hold or can hold Covered Securities.

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

     Explanatory Note:

          Loomis Sayles treats all of its employees as Access Persons. Therefore, you are deemed to be an Access Person as of the first day you begin working for the firm.

     Finally, upon becoming an Access Person and annually thereafter, each Access Person must acknowledge that he or she has received, read and understands the Code and recognizes that he or she is subject hereto, and certify that he or she will comply with the requirements of the Code.

     6.2  Brokerage Confirmations and Brokerage Account Statements

     Each Access Person must notify Personal Trading Compliance immediately upon opening an account that holds or may hold Covered Securities (including Reportable Funds), and must assist Personal Trading Compliance in ensuring that Loomis Sayles receives copies of the Access Person's confirmations and account statements for all accounts holding Covered Securities in which the Access Person has either Beneficial Ownership or Investment Control.

     6.3 Quarterly Transaction Reporting and Account Disclosure Procedure

     Utilizing the automated reporting procedure ("Blue Sheets"), each Access Person must file by electronic means a Blue Sheet on all Volitional transactions in Covered Securities (including Volitional transactions in Reportable Funds) made during each calendar quarterly period in which such Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership of a Covered Security (even if such Access Person has no direct or indirect Investment Control over such Covered Security), or as to which the Access Person has any direct or indirect Investment Control (even if such Access Person has no Beneficial Ownership in such Covered Security). Non-volitional transactions in Covered Securities (including Reportable Funds) are subject to annual reporting only and are not required for purposes of the Blue Sheets (such as automatic monthly payroll deductions, changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging programs, and transactions made within the Guided Choice Program). If no transactions in any Covered Securities, required to be reported, were effected during a quarterly period by an Access Person, such Access Person shall nevertheless submit a Blue Sheet within the time frame specified below stating that no reportable securities transactions were affected.

     Access Persons are also required to report each account that may hold or holds Covered Securities (including accounts that hold or may hold Reportable Funds) opened or closed by the Access Person during the reporting period, other then those accounts described in Exhibit Three.

     Every Blue Sheet must be submitted not later than thirty (30) calendar days after the close of each calendar quarter.

     6.4  Annual Holdings and Code Compliance Reporting Requirements

     On an annual basis, by a date specified by Personal Trading Compliance, each Access Person must file with Personal Trading Compliance a dated Annual Package which identifies all holdings in Covered Securities (including Reportable Funds) in which such Access Person has a Beneficial Ownership and/or over which such Access Person has Investment Control. This reporting requirement also applies to shares of Covered Securities, including shares of Reportable Funds that were acquired during the year in Non-volitional transactions. The information in the Annual Package shall reflect holdings in the Access Person's account(s) that are current as of a date not more than 45 days prior to the date on which the Annual Package was submitted.

     Additionally, on an annual basis, each Access Person must acknowledge that he/she has received, read and understood the Code and Loomis Sayles Policies and Procedures on Insider Trading ("Insider Trading Policy") and recognizes that he/she is subject thereto, and certify that he/she has complied with the requirements of the Code and Insider Trading Policy during the past year, except as otherwise disclosed in writing to Personal Trading Compliance or the Chief Compliance Officer.

     6.5  Review of Reports by Chief Compliance Officer

The Chief Compliance Officer shall establish procedures as the Chief Compliance Officer may from time to time determine appropriate for the review of the information required to be compiled under this Code regarding transactions by Access Persons and to report any violations thereof to all necessary parties.

     6.6  Internal Reporting of Violations to the Chief Compliance Officer

     Prompt internal reporting of any violation of the Code to the Chief Compliance Officer or Personal Trading Compliance is required under Rule 204A-1. While the daily monitoring process undertaken by Personal Trading Compliance is designed to identify any violations of the Code and handle any such violations immediately, Access Persons are required to promptly report any violations they learn of resulting from either their own conduct or those of other Access Persons to the Chief Compliance Officer or Personal Trading Compliance. It is incumbent upon Loomis Sayles to create an environment that encourages and protects Access Persons who report violations. In doing so, individuals have the right to remain anonymous in reporting violations. Furthermore, any form of retaliation against an individual who reports a violation could constitute a further violation of the Code, as deemed appropriate by the Chief Compliance Officer. All Access Persons should therefore feel safe to speak freely in reporting any violations.

7.   SANCTIONS

     Any violation of the substantive or procedural requirements of this Code will result in the imposition of a sanction as set forth in the firm's then current Sanctions Policy, or as the Ethics Committee may deem appropriate under the circumstances of the particular violation. These sanctions may include, but are not limited to:

          .    a letter of caution or warning (i.e. Procedures Notice);

          . payment of a fine, disgorgement of profits generated or payment of losses avoided and/or restitution to an affected client;

          .    suspension of personal trading privileges;

          . actions affecting employment status, such as suspension of employment without pay, demotion or termination of employment; and

          . referral to the SEC, other civil authorities or criminal authorities.

     Serious violations, including those involving deception, dishonesty or knowing breaches of law or fiduciary duty, will result in one or more of the most severe sanctions regardless of the violator's history of prior compliance.

     Fines, penalties and disgorged profits will be donated to a charity selected by the Loomis Sayles Charitable Giving Committee.

8.   RECORDKEEPING REQUIREMENTS

     Loomis Sayles shall maintain and preserve records, in an easily accessible place, relating to the Code of the type and in the manner and form and for the time period prescribed from time to time by applicable law. Currently, Loomis Sayles is required by law to maintain and preserve:

          . in an easily accessible place, a copy of this Code (and any prior Code of Ethics that was in effect at any time during the past five years) for a period of five years;

          . in an easily accessible place a record of any violation of the Code and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

          . a copy of each report (or information provided in lieu of a report including any manual preclearance forms and information relied upon or used for reporting) submitted under the Code for a period of five years, provided that for the first two years such copy must be preserved in an easily accessible place;

          . copies of Access Persons' written acknowledgment of receipt of the Code;

          . in an easily accessible place, a record of the names of all Access Persons within the past five years, even if some of them are no longer Access Persons, the holdings and transactions reports made by these Access Persons, and records of all Access Persons' personal securities reports (and duplicate brokerage confirmations or account statements in lieu of these reports);

          . a copy of each report provided to any Investment Company as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and

          . a written record of any decision, and the reasons supporting any decision, to approve the purchase by a Access Person of any Covered Security in an Initial or Secondary Public Offering or Private Placement Transaction or other limited offering for a period of five years following the end of the fiscal year in which the approval is granted.

          Explanatory Note:

               Under Rule 204-2, the standard retention period required for all documents and records listed above is five years, in easily accessible place, the first two years in an appropriate office of Personal Trading Compliance.

9.   MISCELLANEOUS

     9.1  Confidentiality

     Loomis Sayles will keep information obtained from any Access Person hereunder in strict confidence. Notwithstanding the forgoing, reports of Covered Securities transactions and violations hereunder will be made available to the SEC or any other regulatory or self-regulatory organizations to the extent required by law rule or regulation, and in certain circumstances, may in Loomis Sayles' discretion be made available to other civil and criminal authorities. In addition, information regarding violations of the Code may be provided to clients or former clients of Loomis Sayles that have been directly or indirectly affected by such violations.

     9.2  Disclosure of Client Trading Knowledge

     No Access Person may, directly or indirectly, communicate to any person who is not an Access Person or other approved agent of Loomis Sayles (e.g., legal counsel) any non-public information relating to any client of Loomis Sayles or any issuer of any Covered Security owned by any client of Loomis Sayles, including, without limitation, the purchase or sale or considered purchase or sale of a Covered Security on behalf of any client of Loomis Sayles, except to the extent necessary to comply with applicable law or to effectuate Covered Securities transactions on behalf of the client of Loomis Sayles.

     9.3 Notice to Access Persons, Investment Personnel and Research Analysts as to Status

     Personal Trading Compliance will initially determine an employee's status as an Access Person, Research Analyst or Investment Person and the client accounts to which Investment Persons should be associated, and will inform such persons of their respective reporting and duties under the Code.

     All Access Persons and/or the applicable Supervisor thereof, have an obligation to inform Personal Trading Compliance if an Access Person's responsibilities change during the Access Person's tenure at Loomis Sayles.

     9.4 Notice to Personal Trading Compliance of Engagement of Independent Contractors

     Any person engaging a consultant, temporary employee, intern or independent contractor shall notify Personal Trading Compliance of this engagement and provide to Personal Trading Compliance, the information necessary to make a determination as to how the Code shall apply to such consultant, temporary employee, intern or independent contractor, if at all.

     9.5  Questions and Educational Materials

     Employees are encouraged to bring to Personal Trading Compliance or the Chief Compliance Officer any questions you may have about interpreting or complying with the Code about Covered Securities, accounts that hold or may hold Covered Securities or personal trading activities of you, your family, or household members, about your legal and ethical responsibilities or about similar matters that may involve the Code.

     Personal Trading Compliance will from time to time circulate educational materials or bulletins or conduct training sessions designed to assist you in understanding and carrying out your duties under the Code.

                                GLOSSARY OF TERMS

     The boldface terms used throughout this policy have the following meanings:

     1. "Access Person" means an "access person" as defined from time to time in Rule 17j-1 under the 1940 Act or any applicable successor provision. Currently, this means any director, or officer of Loomis Sayles, or any Advisory Person (as defined below) of Loomis Sayles.

     2. "Advisory Person" means an "advisory person" and "advisory representative" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act, respectively, or any applicable successor provision. Currently, this means (i) every employee of Loomis Sayles (or of any company in a Control relationship to Loomis Sayles), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by Loomis Sayles on behalf of clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) every natural person in a Control relationship to Loomis Sayles who obtains information concerning recommendations made to a client with regard to the purchase or sale of a Covered Security. Advisory Person also includes: (a) any other employee designated by Personal Trading Compliance or the Chief Compliance Officer as an Advisory Person under this Code; (b) any consultant, temporary employee, intern or independent contractor (or similar person) engaged by Loomis Sayles designated as such by Personal Trading Compliance or the Chief Compliance Officer as a result of such person's access to information about the purchase or sale of Covered Securities by Loomis Sayles on behalf of clients (by being present in Loomis Sayles offices, having access to computer data or otherwise) and (c) members of the Board of Directors of Loomis, Sayles & Company, Inc., the sole general partner of Loomis, Sayles & Company, L.P. , who are not employees of Loomis, Sayles & Company, L.P. ("non-employee directors").

     3.   "Beneficial Ownership" is defined in Section 3.2 of the Code.


     4. "Chief Compliance Officer" refers to the officer or employee of Loomis Sayles designated from time to time by Loomis Sayles to receive and review reports of purchases and sales by Access Persons, and to address issues of personal trading. "Personal Trading Compliance" means the employee or employees of Loomis Sayles designated from time to time by the General Counsel of Loomis Sayles to receive and review reports of purchases and sales, and to address issues of personal trading, by the Chief Compliance Officer, and to act for the Chief Compliance Officer in the absence of the Chief Compliance Officer.

     5. "Investment Control" is defined in Section 3.3 of the Code. This means "control" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means the power to exercise a controlling influence over the management or policies of Loomis Sayles, unless such power is solely the result of an official position with Loomis Sayles.

     6. "Initial Public Offering" means an "initial public offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means any offering of securities registered under the Securities Act of 1933 the issuer of which immediately before the offering, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     7. "Investment Company" means any Investment Company registered as such under the 1940 Act and for which Loomis Sayles serves as investment adviser or subadviser or which an affiliate of Loomis Sayles serves as an investment adviser.

     8. "Investment Person" means all Portfolio Managers of Loomis Sayles and other Advisory Persons who assist the Portfolio Managers in making and implementing investment decisions for an Investment Company or other client of Loomis Sayles, including, but not limited to, designated Research Analysts and traders of Loomis Sayles. A person is considered an Investment Person only as to those client accounts or types of client accounts as to which he or she is designated by Personal Trading Compliance or the Chief Compliance Officer as such. As to other accounts, he or she is simply an Access Person.

     9. "Non-volitional" transactions are any transaction in which the employee has not determined the timing as to when the purchase or sale will occur and the amount of shares to be purchased or sold, i.e. changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging program, automatic monthly payroll deductions, and any transactions made within the Guided Choice Program. Non-volitional transactions are not subject to the preclearance or quarterly reporting requirements under the Code.

     10. "Portfolio Manager" means any individual employed by Loomis Sayles who has been designated as a Portfolio Manager by Loomis Sayles. A person is considered a Portfolio Manager only as to those client accounts as to which he or she is designated by the Chief Compliance Officer as such. As to other client accounts, he or she is simply an Access Person.

     11. "Private Placement Transaction" means a "limited offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 under that Act, including hedge funds.

     12. "Recommendation" means any initial rating or change therein, in the case of an equity Covered Security, or any initial rating or status, or change therein in the case of a fixed income Covered Security in either case issued by a Research Analyst.

     13. Reportable Fund" is defined in Section 3.1 of the Code and a list of such funds is found in Exhibit One.

     14. "Research Analyst" means any individual employed by Loomis Sayles who has been designated as a Research Analyst by Loomis Sayles. A person is considered a Research Analyst only as to those Covered Securities which he or she is assigned to cover and about which he or she issues research reports to other Investment Personnel. As to other securities, he or she is simply an Access Person.

     15.  "Covered Security" is defined in Section 3.1 of the Code.

     16. "Secondary Public Offering" is defined as a registered offering of a block of Covered Securities which had been previously issued to the public, by a current shareholder.

     17.  "Select Broker" is defined in Section 3.4 of the Code.

     18. "Volitional" transactions are any transactions in which the employee has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold, i.e. making changes to existing positions or asset allocations within the Loomis Sayles retirement plans, sending a check or wire to the Transfer Agent of a Reportable Fund, and buying or selling shares of a Reportable Fund in a brokerage account or direct account held with the applicable fund's Transfer Agent. Volitional transactions are subject to the preclearance and reporting requirements under the Code.

                                                                     Exhibit One

                               Reportable Funds/1/

--------------------------------------------------------------------------------
AB Funds Extend-Duration Bond Fund
AEW Real Estate Fund
AEW Real Estate Income Fund
AssetMark Real Estate Portfolio
Calvert Variable Series - Ameritas Select Portfolio
CDC IXIS International Equity Fund
CDC IXIS Moderate Diversified Portfolio
CDC Nvest CGM Advisor Targeted Equity
CDC Nvest Hansberger International Fund
CDC Nvest Harris Associates Focused Value Fund
CDC Nvest Harris Associates Large Cap Value Fund
CDC Nvest Loomis Sayles Core Plus Bond Fund
CDC Nvest Loomis Sayles Government Securities Fund
CDC Nvest Loomis Sayles Growth Fund
CDC Nvest Loomis Sayles High Income Fund
CDC Nvest Loomis Sayles Investment Grade Bond Fund
CDC Nvest Loomis Sayles Ltd. Term Government & Agency Fund
CDC Nvest Loomis Sayles Massachusetts Tax Free Income Fund
CDC Nvest Loomis Sayles Municipal Income Fund
CDC Nvest Loomis Sayles Research Fund
CDC Nvest Loomis Sayles Strategic Income Fund
CDC Nvest Star Advisers Fund
CDC Nvest Star Growth Fund
CDC Nvest Star Value Fund
CDC Nvest Vaughan Nelson Small Cap Value Fund
CDC Nvest Westpeak Capital Growth Fund
Delafield Fund, Inc.
Frank Russell Investment Co. - Real Estate Securities Fund
Hillview Alpha Fund - Domestic
Hillview Alpha Fund - International
Laudus International Marketmasters Fund
Laudus U.S. Marketmasters Fund
Loomis Sayles Aggressive Growth Fund
Loomis Sayles Benchmark Core Bond Fund
Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Fixed Income Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Mid Cap Growth Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Small Cap Value Fund
Loomis Sayles Small Company Growth Fund
Loomis Sayles Tax Managed Equity Fund
Loomis Sayles U.S. Government Securities Fund
Loomis Sayles Value Fund
Loomis Sayles Worldwide Fund
Managers Fund - Balanced Fund
Managers Fund - Bond Fund
Managers Fund - Fixed Income Fund
Managers Fund - Global Bond Fund
Mass Mutual Focused Value Fund
Mass Mutual International Overseas Fund
Masters Select International Fund
Masters Select Value Fund
Maxim Loomis Sayles Bond Portfolio
Maxim Loomis Sayles Small Cap Value Portfolio
Metropolitan Series Fund - Harris Oakmark Focused Value Portfolio
Metropolitan Series Fund - Harris Oakmark International Portfolio
Metropolitan Series Fund - Harris Oakmark Large Cap Portfolio
Metropolitan Series Fund - Loomis Sayles Small Cap Portfolio
Oakmark Equity and Income Fund
Oakmark Fund
Oakmark Global Fund
Oakmark International Fund
Oakmark International Small Cap Fund
Oakmark Select Fund
Optimum Small Cap Value Fund
Pioneer Real Estate Shares
Pioneer Real Estate Shares VCT Portfolio
Russell Investment Funds
Strategic Partners Mid-Cap Value Fund
SunAmerica Focused Growth and Income Fund
SunAmerica Focused Large Cap Fund
SunAmerica Focused International Fund
SunAmerica Seasons Focused Growth and Income Fund
USAA Growth and Tax Strategy Fund
USAA Growth Fund
Wilmington Trust Real Estate Portfolio
--------------------------------------------------------------------------------

----------
/1/ Please note that this list is subject to change. Therefore, it is your responsibility, as an Access Person under the Code, to determine whether or not an investment company or mutual fund is advised or sub-advised by Loomis Sayles or advised or sub-advised by an IXIS affiliate prior to investing in such fund, and to ensure that you comply with all aspects of the Code regarding your investment in a Reportable Fund.

                                                                     Exhibit Two

                                   Securities

------------------------------------------------------------------------------------------------------------------------------------
                                                                                Subject
                                                  Subject                      to Trading     Quarterly     Annual
                   Instrument                     to Code   Pre-clearance   Restrictions/2/   Reporting   Reporting      Comments
------------------------------------------------------------------------------------------------------------------------------------
Bonds issued or guaranteed by any foreign           Yes        Yes                Yes            Yes         Yes
sovereign government or its agencies,
instrumentalities or authorities or
supranational issuers
------------------------------------------------------------------------------------------------------------------------------------
Closed end mutual funds (including Reportable       Yes        Yes                Yes            Yes         Yes
Funds)
------------------------------------------------------------------------------------------------------------------------------------
Company stock received through an employer          Yes        Yes/No*            Yes            Yes         Yes      *Certain
(including options and warrants associated                                                                            purchases and
therewith)                                                                                                            all subsequent
                                                                                                                      sales of such
                                                                                                                      securities
                                                                                                                      must be pre-
                                                                                                                      cleared.
                                                                                                                      Please see
                                                                                                                      Exhibits Three
                                                                                                                      and Four for
                                                                                                                      guidance.
------------------------------------------------------------------------------------------------------------------------------------
Derivatives involving Securities                    Yes        Yes                Yes            Yes         Yes
------------------------------------------------------------------------------------------------------------------------------------
Equity or debt securities (such as common and       Yes        Yes                Yes            Yes         Yes
preferred stocks and corporate and government
bonds or notes) and any equivalent instrument
representing, or any rights relating to, a
Security (such as ADRs, certifications of
participation, depository receipts, put and
call options, warrants, convertible securities
and securities indices)
------------------------------------------------------------------------------------------------------------------------------------
Index funds/baskets (including Spiders and          Yes        No                 No             Yes         Yes
options and futures tied to broad market
indices), exchange-traded funds and indices
(i.e. NADAQ 100, ishares, etc.)
------------------------------------------------------------------------------------------------------------------------------------
Municipal obligations                               Yes        Yes                Yes            Yes         Yes
------------------------------------------------------------------------------------------------------------------------------------
Private Placements                                  Yes        Yes*               No*            Yes         Yes      *Private
                                                                                                                      placements
                                                                                                                      require
                                                                                                                      special pre-
                                                                                                                      clearance.
                                                                                                                      Please consult
                                                                                                                      Section 4.14
                                                                                                                      of the Code
                                                                                                                      and contact
                                                                                                                      Personal
                                                                                                                      Trading
                                                                                                                      Compliance.
------------------------------------------------------------------------------------------------------------------------------------

----------
/2/ The substantive prohibitions and restrictions (including Competing with Client Trades, Short Term Trading Profits, and the applicable Black-out Periods) detailed in Section 4 of the Code apply to each Security as noted.

------------------------------------------------------------------------------------------------------------------------------------
Shares of any investment company or mutual fund     Yes        Yes                Yes            Yes         Yes
advised or sub-advised by Loomis Sayles, and
those proprietary mutual funds (excluding money
market funds) that are advised or sub-advised
by any affiliated investment adviser within
the IXIS organization (e.g. CDC IXIS Asset
Management Advisers, Harris Associates,
Hansberger, etc.)("Reportable Funds").
Reportable Funds include registered open-ended
investment companies, hedge funds, offshore
funds, closed end funds, SICAVs, etc., but
exclude money market funds. Please see Exhibit
One for a list of Reportable Funds.
------------------------------------------------------------------------------------------------------------------------------------
Shares of Unit Investment Trusts                    Yes        No                 No             Yes         Yes
------------------------------------------------------------------------------------------------------------------------------------
U.S. Government agencies (direct debt               Yes        No                 No             Yes         Yes
obligations such as GNMA, FNMA, FHLMCS, FHLB,
FFCB, FHA, FLB, SLMA, & TVA)
------------------------------------------------------------------------------------------------------------------------------------
Bank certificates of deposit                        No         N/A                N/A            N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
Bankers' acceptances                                No         N/A                N/A            N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
Commercial Paper                                    No         N/A                N/A            N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
Direct obligations of the United States             No         N/A                N/A            N/A         N/A
Government (i.e. Treasury securities, as
distinct from U.S. Government agencies or
instrumentalities)
------------------------------------------------------------------------------------------------------------------------------------
Money Market Instruments                            No         N/A                N/A            N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
Open ended mutual funds other than Reportable       No         N/A                N/A            N/A         N/A
Funds
------------------------------------------------------------------------------------------------------------------------------------
Repurchase Agreements                               No         N/A                N/A            N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Exhibit Three

                                    Accounts

The types of accounts that hold or can hold Securities, that are typically covered by the Code include, but are not limited to: personal accounts; join accounts with a spouse or live-in partner; an accounts of spouses or live-in partners; accounts of minor children; accounts of any relative living in the same household as the Access Person; accounts for which the employee has trustee powers or power of attorney; and current and former employer 401(k) and other retirement plans of the Access Person and/or the Access Person's spouse or live-in partner, etc..

The extent to which such accounts are governed by the Code will depend on the Access Person's Beneficial Ownership in and/or Investment Control over the account. Additionally, there are certain accounts that may not be obvious to an Access Person as being covered by the Code, and examples of such accounts have been provided below. Access Persons should contact Personal Trading Compliance who will assist the Access Person in determining the applicability of the Code to a particular account(s).

------------------------------------------------------------------------------------------------------------------------------------
                                                  Subject   Select                   Quarterly     Annual
                  Account Type                    to Code   Broker   Pre-clearance   Reporting   Reporting           Comments
------------------------------------------------------------------------------------------------------------------------------------
Accounts in which the Access Person has             Yes       No           No           Yes         Yes
Beneficial Ownership but no direct or indirect
Investment Control (i.e. an account managed by
an adviser or a trust being managed by an
entity)
------------------------------------------------------------------------------------------------------------------------------------
Accounts in which the Access Person has direct      Yes       No           No           Yes         Yes
or indirect Investment Control but no
Beneficial Ownership
------------------------------------------------------------------------------------------------------------------------------------
Accounts in which Access Person has Beneficial      Yes       Yes         Yes           Yes         Yes
Ownership and direct or indirect Investment
Control
------------------------------------------------------------------------------------------------------------------------------------
Accounts in which Access Person has no               No       N/A         N/A           N/A         N/A
Beneficial Ownership and no direct or indirect
Investment Control
------------------------------------------------------------------------------------------------------------------------------------
                 Other Accounts
------------------------------------------------------------------------------------------------------------------------------------
Accounts of children who have reached majority       No       N/A         N/A           N/A         N/A
that do not share same household and over which
the Access Person exercises no Investment
Control
------------------------------------------------------------------------------------------------------------------------------------
Spouse's account where he/she works at an           Yes       No           No           Yes         Yes      Requires prior approval
investment firm and is subject to that firm's                                                                by Personal Trading
personal trading policies                                                                                    Compliance
------------------------------------------------------------------------------------------------------------------------------------
Spouse manages and holds a limited partnership      Yes       No           No           Yes         Yes
interest in a hedge fund sponsored by another
investment firm
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Accounts set up for an ESOP, DRIP or other          Yes       No           No           Yes         Yes      The account does not
direct investment programs                                                                                   require pre-clearance
                                                                                                             provided there is no
                                                                                                             voluntary adjustment in
                                                                                                             the rate at which you
                                                                                                             purchase or sell
                                                                                                             Securities within the
                                                                                                             account
------------------------------------------------------------------------------------------------------------------------------------
Physically held shares of Securities                Yes       N/A         Yes           Yes         Yes
------------------------------------------------------------------------------------------------------------------------------------
      Mutual Fund and Retirement Accounts
------------------------------------------------------------------------------------------------------------------------------------
401(k) plans which only offer mutual funds          No*       No           No           No          No       *Note, however, that
(other than Reportable Funds) as investment                                                                  transactions/ holdings
choices (yours or your spouse's account)                                                                     in closed end funds,
                                                                                                             if any, in such 401(k)
                                                                                                             plans are subject to
                                                                                                             pre-clearance and
                                                                                                             reporting.
------------------------------------------------------------------------------------------------------------------------------------
401(k) plans which only offer mutual funds          *Yes      No          Yes           Yes         Yes      * Must pre-clear any
(both Reportable Funds and non-Reportable                                                                    volitional
Funds) as investment choices (yours or your                                                                  transactions in
spouse's account)                                                                                            Reportable and
                                                                                                             closed-end funds. Also
                                                                                                             you must confirm the
                                                                                                             existence of such an
                                                                                                             account for quarterly
                                                                                                             and annual reporting
                                                                                                             and report only
                                                                                                             volitional
                                                                                                             transactions in
                                                                                                             Reportable Funds
                                                                                                             (non-volitional
                                                                                                             transactions are not
                                                                                                             subject to reporting)
                                                                                                             and any transactions
                                                                                                             in closed-end funds on
                                                                                                             a quarterly basis and
                                                                                                             holdings in Reportable
                                                                                                             and closed end funds
                                                                                                             on an annual basis.
------------------------------------------------------------------------------------------------------------------------------------
An account held directly with a non-Reportable       No       N/A        N/A            N/A         N/A
Fund (or the applicable fund's transfer
agent)(i.e. an account with Janus, Putnam,
etc.) that can invest only in non-Reportable
Funds and cannot invest in closed end funds
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

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
An account that can invest in both Reportable       *Yes      No          Yes           Yes         Yes      * Transactions in
and non-Reportable Funds but that is currently                                                               Reportable Funds must
only invested in non-Reportable Funds                                                                        be done with a Select
(including Uniform Transfers to Minor Act and                                                                Broker, directly with
Uniform Gifts to Minor Act accounts (UTMA's and                                                              Reportable Fund, or
UGMA's))                                                                                                     through one or more of
                                                                                                             the Loomis Sayles'
                                                                                                             retirement plans. You
                                                                                                             must pre-clear any
                                                                                                             volitional
                                                                                                             transactions in
                                                                                                             Reportable and
                                                                                                             closed-end funds. Also
                                                                                                             you must confirm the
                                                                                                             existence of such an
                                                                                                             account for quarterly
                                                                                                             and annual reporting
                                                                                                             and report only
                                                                                                             volitional
                                                                                                             transactions in
                                                                                                             Reportable Funds
                                                                                                             (non-volitional
                                                                                                             transactions are not
                                                                                                             subject ot reporting)
                                                                                                             and any transactions
                                                                                                             in closed end funds on
                                                                                                             a quarterly basis and
                                                                                                             holdings in Reportable
                                                                                                             and closed end funds
                                                                                                             on an annual basis.
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529 Plan accounts (or qualified tuition program      No       N/A         N/A           N/A         N/A
accounts)
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Loomis Sayles Capital Accumulation Benefit Plan      No       N/A         N/A           N/A         N/A      This account is not
(CABP)                                                                                                       subject to the Code
                                                                                                             because participants
                                                                                                             do not have any
                                                                                                             control over the
                                                                                                             investment options for
                                                                                                             the account/plan. The
                                                                                                             plan is simply an
                                                                                                             additional benefit
                                                                                                             from the Loomis Sayles
                                                                                                             Funded Pension Plan.
                                                                                                             When eligible for a
                                                                                                             distribution,
                                                                                                             participants receive a
                                                                                                             cash payment and not
                                                                                                             shares of the Loomis
                                                                                                             Sayles Research Fund
                                                                                                             (the Fund is simply
                                                                                                             used to track the
                                                                                                             value of a
                                                                                                             participant's
                                                                                                             investment within the
                                                                                                             plan).
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

                                                                    Exhibit Four

                     Transactions Exempt from Pre-clearance

------------------------------------------------------------------------------------------------------------------------------------
  Transactions in which the Access Person has
 either Beneficial Ownership and/or Investment    Subject to                   Quarterly     Annual
        Control unless otherwise noted               Code      Pre-clearance   Reporting   Reporting              Comments
------------------------------------------------------------------------------------------------------------------------------------
Purchases or sales of Securities which occur as       Yes           No             Yes        Yes
a result of operation of law, or any margin
call (provided such margin call does not result
from your withdrawal of collateral within 10
days before the call and you have no
involvement in the selection of the specific
Securities to be sold)
------------------------------------------------------------------------------------------------------------------------------------
Purchases of Securities which are part of an          Yes           No             Yes        Yes
automatic dividend reinvestment plan, automatic
payroll deduction program, automatic cash
purchase or withdrawal program or other similar
automatic transaction program, but only to the
extent you have made no voluntary adjustment
(up or down) in the rate at which you purchase
or sell
------------------------------------------------------------------------------------------------------------------------------------
Purchases or sales of Securities for an account       Yes           No             Yes        Yes
over which you have no direct or indirect
influence or control
------------------------------------------------------------------------------------------------------------------------------------
Purchases of Securities made by exercising            Yes           No             Yes        Yes
rights distributed by an issuer pro rata to all
other holders of a class of its Securities or
other interests, to the extent such rights were
acquired by you from the issuer, and sales of
such rights so acquired
------------------------------------------------------------------------------------------------------------------------------------
Tenders of Securities pursuant to tender offers       Yes           No             Yes        Yes
which are expressly conditioned on the tender
offeror's acquisition of all of the Securities
of the same class
------------------------------------------------------------------------------------------------------------------------------------
Transactions in Securities by your spouse (or         Yes           No             Yes        Yes
person in a similar relationship such that the
presumption of Beneficial Ownership arises)
employed at another investment firm provided
that: (a) you have no direct or indirect
influence or control over the transactions; (b)
the transactions are effected solely through an
account in which you are not named and (c) you
have obtained pre-approval from Personal
Trading Compliance or the Review Officer to
exempt the account from the pre-clearance
requirements and certain trading restrictions
of the Code
------------------------------------------------------------------------------------------------------------------------------------
Receipt of Securities as a gift or bequest            Yes           No             Yes        Yes
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Making of personal or charitable gift of              Yes           No             Yes        Yes
Securities
------------------------------------------------------------------------------------------------------------------------------------
Non-volitional transactions in Reportable Funds       Yes           No             No         Yes*     *You must report holdings in
(i.e. changes to future contributions within                                                           Reportable Funds on an annual
the Loomis Sayles Retirement Plans, dividend                                                           basis.
reinvestment programs, dollar cost averaging
programs, monthly payroll deductions,
transactions made within the Guided Choice
program or any transaction in which the
employee has not determined the timing as to
when the purchase or sale will occur and the
amount of shares to be purchased or sold.
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Exhibit Five

                      Transactions Subject to Pre-clearance

------------------------------------------------------------------------------------------------------------------------------------
  Transactions in which the Access Person has
 either Beneficial Ownership and/or Investment    Subject to                   Quarterly     Annual
        Control unless otherwise noted               Code      Pre-clearance   Reporting   Reporting              Comments
------------------------------------------------------------------------------------------------------------------------------------
All purchases and sales of Securities (unless         Yes           Yes            Yes        Yes
otherwise noted), including volitional
transactions in Reportable Funds.
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Sale of current or former employer stock the          Yes           Yes            Yes        Yes
Access Person or his/her Spouse or live-in
partner received upon exercising stock options
------------------------------------------------------------------------------------------------------------------------------------